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                                                              EXHIBIT 99.4(b)(a)

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT


     AMENDMENT dated as of May 7, 1998 to the Credit Agreement dated as of January 7, 1998 (the "CREDIT AGREEMENT") among ARAMARK SERVICES, INC., ARAMARK UNIFORM SERVICES GROUP, INC. and ARAMARK CORPORATION, the BANKS party thereto and THE CHASE MANHATTAN BANK and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agents.

                              W I T N E S S E T H :

     WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     Section 2. Definition Amendment. Section 1.01 of the Credit Agreement is amended by adding the following definition:

         "TENDER OFFER" means an offer by the Parent Guarantor to buy its shares of common stock from the holders thereof at a price and upon terms and conditions to be determined by the board of directors of the Parent Guarantor or an authorized committee thereof, and the subsequent purchase by the Parent Guarantor of such shares, all of which shall be completed no later than August 15, 1998.

     Section 3. Covenant Amendment. (a) Section 5.11 of the Credit Agreement is amended to read in its entirety as follows:

         Section 5.11. Minimum Consolidated Net Worth Consolidated Net Worth shall (i) at no date on or after October 3, 1997 be less than negative $300,000,000, (ii at no date on or after October 2, 1998 be less than negative $250,000,000, (iii) at no date on or after October 1, 1999 be
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     less than negative $150,000,000, (iv) at no date on or after September 29,
     2000 be less than negative $50,000,000 and (v) at no date on or after September 28, 2001 be less than negative $50,000,000 plus an amount equal to 50% of Consolidated Net Income for each Fiscal Year ending on or after September 29, 2001 but prior to the date of determination for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal year of the Parent Guarantor); provided, however, that the amounts set forth in clause (i) through (v) inclusive shall be adjusted upward by $25,000,000 for each full multiple of $25,000,000 by which the actual cost of funding the Tender Offer is less than $700,000,000. The Parent Guarantor will provide to the Agents a certificate of a Principal Officer setting forth the calculation of the actual cost of the Tender Offer within ten Domestic Business Days of the completion of such Tender Offer.

     (b) The first sentence of Section 5.13 of the Credit Agreement is amended to read in its entirety as follows:

          The proceeds of Credits hereunder will be used for general corporate purposes, including in connection with the Tender Offer or other repurchases of shares.

          Section 4. Representations and Warranties. The Parent Guarantor and Borrowers jointly and severally represent and warrant that (i) the representations and warranties set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

     Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 7. Effectiveness. This Amendment shall become effective on the later of (i) the completion of the Tender Offer upon terms and conditions approved by the board of directors of the Parent Guarantor, or an authorized committee thereof, and (ii) the date when the Agents shall have received from each of the Parent Guarantor, the Borrowers and Banks comprising the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agents) that such party has signed a counterpart hereof.

                                       2
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         ARAMARK SERVICES, INC.


                         By:_____________________________
                            Title:
                            Address:


                         ARAMARK UNIFORM SERVICES GROUP, INC.


                         By:_____________________________
                            Title:
                            Address:

                         ARAMARK CORPORATION


                         By:_____________________________
                            Title:
                            Address:


                         THE CHASE MANHATTAN BANK


                         By:_____________________________
                            Title:
                            Address:

                         MORGAN GUARANTY TRUST
                         COMPANY OF NEW YORK


                         By:_____________________________
                            Title:
                            Address:

                                       3
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                         BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION


                         By:_____________________________
                            Title:
                            Address:


                         CORESTATES BANK, N.A.


                         By:_____________________________
                            Title:
                            Address:


                         CREDIT LYONNAIS
                            NEW YORK BRANCH


                         By:_____________________________
                            Title:
                            Address:


                         FIRST UNION NATIONAL BANK


                         By:_____________________________
                            Title:
                            Address:


                         NATIONSBANK, N.A.


                         By:_____________________________
                            Title:
                            Address:
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                         PNC BANK NATIONAL ASSOCIATION


                         By:_____________________________
                            Title:
                            Address:


                         THE BANK OF NEW YORK


                         By:_____________________________
                            Title:
                            Address:


                         THE SUMITOMO BANK, LIMITED
                            NEW YORK BRANCH


                         By:_____________________________
                            Title:
                            Address:


                         WACHOVIA BANK, N.A.


                         By:_____________________________
                            Title:
                            Address:


                         BANK OF HAWAII


                         By:_____________________________
                            Title:
                            Address:
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                         THE BANK OF NOVA SCOTIA


                         By:_____________________________
                            Title:
                            Address:


                         BANK ONE, N.A.


                         By:_____________________________
                            Title:
                            Address:


                         BANKBOSTON, N.A.


                         By:_____________________________
                            Title:
                            Address:


                         BHF-BANK AKTIENGESELLSCHAFT


                         By:_____________________________
                            Title:
                            Address:


                         CIBC INC.


                         By:_____________________________
                            Title:
                            Address:
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                         COMERICA BANK


                         By:_____________________________
                            Title:
                            Address:


                         FLEET NATIONAL BANK


                         By:_____________________________
                            Title:
                            Address:


                         KREDIETBANK N.V.


                         By:_____________________________
                            Title:
                            Address:


                         MELLON BANK, N.A.


                         By:_____________________________
                            Title:
                            Address:


                         NATIONAL WESTMINSTER BANK PLC


                         By:_____________________________
                            Title:
                            Address:
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                         COOPERATIEVE CENTRALE
                           RAIFFEISEN-BOERENLEENBANK
                           B.A., "RABOBANK NEDERLAND",
                           NEW YORK BRANCH


                         By:_____________________________
                            Title:
                            Address:


                         THE LONG-TERM CREDIT BANK OF
                            JAPAN, LTD., NEW YORK BRANCH


                         By:_____________________________
                            Title:
                            Address:


                         U.S. BANK NATIONAL ASSOCIATION


                         By:_____________________________
                            Title:
                            Address: